First Midwest Bancorp, Inc.

Earnings Call Presentation

2019 Fourth Quarter and Full Year Results

January 22, 2020

FULL YEAR 2019 FINANCIAL HIGHLIGHTS

- EPS $1.82, up 20% from $1.52 for 2018
  - EPS, adjusted(1) $1.98, up 19% from 2018
- ROATCE, adjusted(1) of 15.7%, up 4% from 2018
- Total loans $13bn, up 12% from 2018
- Average deposits $13bn, up 13% from 2018
- NII up 14% from 2018
  - NIM consistent at 3.90%, NIM, adjusted(1) of 3.67%, down modestly from 2018
- Noninterest income $163mm, up 13% from 2018
- NCOs to average loans of 0.31%, down 7 bps from 2018
- Efficiency ratio(1) 55%, improved from 58% in 2018
- Declared dividends per share of $0.54, up 20% from 2018



SUCCESSFUL YEAR MARKED BY GROWTH AND OPERATING EFFICIENCY DESPITE TRANSITION TO A LOWER RATE ENVIRONMENT

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

Q4 '19 FINANCIAL HIGHLIGHTS

- EPS $0.47, down 4% from Q3 '19 and up 21% from Q4 '18
  - EPS, adjusted[1] $0.51, down 2% from Q3 '19 and up 6% from Q4 '18
- Total loans $13bn, up 2%, annualized from Q3 '19 and 12% from Q4 '18
- Average deposits $13bn, consistent with Q3 '19 and up 12% from Q4 '18
- NII consistent with Q3 '19 and up 7% from Q4 '18
  - NIM decreased to 3.72%, reflective of lower rates
- Noninterest income $46mm, up 8% from Q3 '19 and 28% from Q4 '18
- NCOs to average loans of 0.33%, reflective of benign credit environment
- Efficiency ratio[1] 56%, compared to 54% in Q3 '19 and 55% in Q4 '18, reflective of quarterly fluctuations
- Declared dividends per share of $0.14, consistent with Q3 '19 and up 17% from Q4 '18



STRONG EARNINGS AND GROWTH – POSITIONED FOR FUTURE SUCCESS

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

LOANS



$11,447
20%
28%
12%
4%
36%
Q4 '18
$12,773
23%
27%
11%
3%
36%
Q3 '19
$12,840
25%
27%
10%
3%
35%
Q4 '19
C&I
Agricultural
Owner-occupied CRE
Investor CRE
Consumer

Highlights

- Up 2%, annualized from Q3 '19
  - Multi-family growth
  - Growth in C&I and CRE was more than offset by payoffs
  - Consumer growth reflects purchased as well as organic activity
- Up 12% from Q4 '18, 7% excluding Bridgeview
- Average loans grew 7%, annualized and 12% from Q3 '19 and Q4 '18, respectively

2020 Outlook

Mid-single digit loan growth; Park adds additional ~$700mm

Dollars in millions
Balances shown are end of period
Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

ASSET QUALITY

Non-performing Assets



2.00%
1.00%
0.00%
0.70%
0.85%
0.85%
Q4 '18
Q3 '19
Q4 '19
NPAs / Loans + Foreclosed Assets

Net Charge-offs



0.70%
0.40%
0.10%
0.34%
0.26%
0.40%
0.29%
0.33%
0.30%
Q4 '18
Q3 '19
Q4 '19
Provision / Avg Loans (2)
NCOs / Avg Loans (2)

Allowance



1.50%
1.00%
0.50%
1.01%
0.90%
0.98%
0.86%
0.95%
0.85%
Q4 '18
Q3 '19
Q4 '19
ACL / Loans, excluding acquired loans
ACL / Loans

Highlights

- NPAs reflect normal fluctuations
- NCOs to average loans of 0.33% for Q4 '19, reflective of quarterly fluctuations and benign credit environment
  - YTD 2019 NCOs to average loans of 0.31%, down 7 bps from 2018
- Provision reflects NCOs and mix of loan growth

2020 Outlook

- **NCOs and provision consistent with 2019, with quarterly fluctuations**
- **CECL adds an additional ~10bps quarterly to NCOs with no income statement impact; ACL ratio levels increase by ~20-40%, excluding acquired loans; ~$5mm reclass from accretion to lower provision**

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

DEPOSITS



$12,002
$13,447
$13,411
19%
15%
18%
17%
31%
23%
15%
19%
15%
28%
23%
16%
17%
15%
29%
77%
Core
Q4 '18
Q3 '19
Q4 '19
Demand
Savings
NOW
Money Market
Time

Highlights

- Average deposits of $13bn, consistent with Q3 '19 and up 12% from Q4 '18
  - Mix relatively unchanged, 63% retail, 26% commercial, 12% public
  - Average time deposits consistent with Q3 '19 and up 31% from Q4 '18
  - Average core deposit ratio at 77%
- Loans to deposits of 97%
- Cost of deposits remains low at 59 bps
  - Down 5 bps from Q3 '19 and ~30 bps lower than peers(3)



2020 Outlook

Deposit growth commensurate with loan growth; Park adds additional ~$1bn

Dollars in millions
Balances shown are QTD averages
Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

NET INTEREST INCOME

Net Interest Income Trend and Composition

	Q4 '18	Q3 '19	**Q4 '19**	2018	**2019**
Total interest-earning assets	$ 13,998	$ 15,801	**$ 15,969**	$ 13,355	**$ 15,196**
NIM(1)	3.96 %	3.82 %	**3.72 %**	3.90 %	**3.90 %**
Accretion	(0.15)%	(0.23)%	**(0.24)%**	(0.15)%	**(0.23)%**
NIM, adjusted(1)	3.81 %	3.59 %	**3.48 %**	3.75 %	**3.67 %**



$139
$5
$151
$9
$148
$10
$517
$20
$588
$36
Q4 '18
Q3 '19
Q4 '19
2018
2019
NII
Accretion

Highlights

- NII down 2% from Q3 '19 and up 7% from Q4 '18
  - Accretion consistent with Q3 '19 and up $4mm from Q4 '18
- NIM, adjusted(1) of 3.48%, down 11 bps from Q3 '19 and 33 bps from Q4 '18 impacted by:
  - All periods – lower market rates
  - Q4 '18 – actions taken to reduce sensitivity and higher cost of funds

2020 Outlook

- **Low to mid-single digit NII growth, excluding accretion; Park adds an additional ~5%**
- **Accretion of ~$16mm reflecting CECL transition; ~$5mm reclass to lower provision; Park adds an additional $1mm**
- **NIM, adjusted(1) down modestly from Q4 '19 levels; consistent including Park**

Dollars in millions

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

NONINTEREST INCOME

Noninterest Income Trend and Composition



$36
$43
$47
$144
$163
Deposit service charges
Wealth management
Card-based
Mortgage banking
Other noninterest income(4)
Q4 '18
Q3 '19
Q4 '19
2018
2019

Dollars in millions

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

Highlights

- Noninterest income up 8% from Q3 '19 and 28% from Q4 '18
  - Record quarterly capital market income, up 52% from Q3 '19 and 350% from Q4 '18
  - Higher mortgage banking income due to increased volume
  - Wealth management fees up 4% and 14% from Q3 '19 and Q4 '18, respectively
  - Acquisitions contribute to increases



2020 Outlook

Low to mid-single digit growth for the year, lower end if capital market and mortgage banking income return to normalized levels – seasonally impacted; Park adds an additional ~1%

NONINTEREST EXPENSE

Noninterest Expense Trend and Composition

	Q4 '18	Q3 '19	**Q4 '19**	2018	**2019**
Noninterest expense as reported	$ 111	$ 108	**$ 117**	$ 416	**$ 441**
A&I related expenses and Delivering Excellence costs[5]	(13)	(3)	**(6)**	(30)	**(23)**
Noninterest expense, adjusted[1]	$ 98	$ 105	**$ 111**	$ 386	**$ 418**



$98
$105
$111
$386
$418
Q4 '18
Q3 '19
Q4 '19
2018
2019
Salaries & benefits
Occupancy & equipment
Professional services
Technology
Other noninterest expense [6]

Highlights

- Noninterest expense, adjusted[1] of $111mm, up 6% from Q3 '19 and 13% from Q4 '18, impacted by:
  - All periods – higher commissions due to mortgage production volume, professional service costs related to technology and process enhancements
  - Q3 '19 – FDIC premium small bank assessments and the timing of certain compensation accruals
  - Q4 '18 – higher operating costs due to acquisitions and merit increases
- Efficiency ratio[1] of 56%, compared to 54% in Q3 '19 and 55% in Q4 '18, reflective of quarterly fluctuations

2020 Outlook

~$440mm for noninterest expense, adjusted the year reflecting full year impact of Bridgeview – seasonally impacted; Park adds an additional ~$14mm

Dollars in millions

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

CAPITAL

	Q4 '18	Q3 '19	Q4 '19
Regulatory Capital Ratios:			
• **CET1 capital to RWA**	10.20%	10.18%	10.52%
• **Tier 1 capital to RWA**	10.20%	10.18%	10.52%
• **Total capital to RWA**	12.62%	12.62%	12.96%
Tangible Common Equity Ratios[(1)]:			
• **TCE to tangible assets**	8.59%	8.54%	8.81%
• **TCE to RWA**	9.81%	10.24%	10.51%
Tangible book value per share	$11.88	$13.31	$13.60

Highlights

- Capital ratios up ~30bps from Q3 '19 and Q4 '18
- Capital replenished to levels last achieved prior to 2019 acquisitions
- Repurchased ~1.7 million shares of Company common stock, or $33.9mm, during Q2 '19 and Q3 '19
  - $146mm available for repurchases
- TBV per share up 2% and 14% from Q3 '19 and Q4 '18, respectively

2020 Outlook

- **Decline in capital for acquisitions and CECL adoption is expected to be mostly offset by 2020 earnings**
- **Maintain a competitive dividend payout ratio**

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

CURRENT EXPECTED CREDIT LOSSES ("CECL")

(Estimates Unchanged From Q3 '19)

Expected Capital Impact

- **Net, after tax, reduction in Tier 1 capital ratios of 25-40bps (~$35-$55mm)**
  - Majority of acquired loan ACL has no capital impact
- **Earned back in 1-2 quarters through earnings**

Life-of-Loan CECL Reserves

- **Driven by our portfolio characteristics, risk-rating, economic forecasts, and methodology**
- **Impacted by:**
  - Economic uncertainty
  - Composition and duration of loan portfolio

These estimates may change based on the composition of the loan portfolio, as well as the economic conditions and forecasts as of the adoption date.

Expected Impact to ACL in Q1 '20

- **~65-85% increase (~$70-$95mm) in total ACL compared to Q4 '19 levels, consisting of:**
  - ~20-40% increase (~$20-$45mm) in total ACL, excluding acquired loans
  - ~45% (~$50mm) increase in total ACL for acquired loans
    - ~30% (~$30mm) increase in total ACL transitions from credit mark to ACL with no capital impact

ACL Composition


20%
80%
25%
25%
50%
Incurred
CECL
Legacy Corporate
Legacy Consumer
Acquired

APPROXIMATELY 1-2 QUARTERS OF EARNINGS ABSORBS THE CAPITAL IMPACT OF CECL

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

OUTLOOK RECAP - FULL YEAR 2020

Loans and Deposits

- Mid-single digit loan growth; deposit growth commensurate with loan growth

NII and NIM

- Low to mid-single digit NII growth, excluding accretion
- Accretion of ~$16mm reflecting CECL transition; ~$5mm reclass to lower provision
- NIM, adjusted[1] down modestly from Q4 '19 levels

Noninterest Income

- Low to mid-single digit growth for the year, lower end if capital market and mortgage banking income return to normalized levels – seasonally impacted

Noninterest Expense, Adjusted

- ~$440mm for the year reflecting full year impact of Bridgeview – seasonally impacted

Asset Quality

- NCOs and provision consistent with 2019, with quarterly fluctuations
- CECL adds an additional ~10bps quarterly to NCOs with no income statement impact; ACL ratio levels increase by ~20-40%, excluding acquired loans; ~$5mm reclass from accretion to lower provision

Taxes

- Effective tax rate expected to be approximately 25%

Capital

- Decline in capital for acquisitions and CECL adoption is expected to be mostly offset by 2020 earnings
- Maintain a competitive dividend payout ratio

Park Acquisition

- Park is expected to add an additional ~$700mm to loans, ~$1bn to deposits, ~5% to NII, ~$1mm to accretion, ~1% to noninterest income, and ~$14mm to noninterest expense, adjusted, assumes late Q1 '20 or early Q2 '20 close

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

OVERVIEW OF PARK

Transaction Highlights

Strategically Compelling

Continues and accelerates expansion into SE Wisconsin

Market-leading commercial team

Cross-selling opportunities

Financially Attractive

Full year EPS accretion estimated at ~6%, or $0.13, in 2021[(7)]

Tangible book value earn back of ~3.75 years[(8)]

Internal rate of return in excess of 20%

Pro forma capital ratios remain strong

Valuation Multiples

~1.67x tangible book value per share

Core deposit premium of 11.0%

14.4x LTM earnings; 9.6x inclusive of fully phased-in, after-tax cost savings

Transaction Assumptions

Mid to high-single digit growth rate

~40% reduction in Park's total noninterest expense base (phased-in 75% in 2020 and 100% in 2021), plus cost avoidance of organic market expansion

Branch Network



Slinger
Jackson
Grafton
Cedarburg
Richfield
Germantown
Mequon
Menomonee Falls
Brown Deer
Fox Point
Fox Point, Village of Glendale
Merton
Sussex
Whitefish Bay
Shorewood
Butler
Pewaukee
Brookfield
Wauwatosa
Elm Grove
Waukesha
West Allis
New Berlin
Greenfield
St Francis
Cudahy
Greendale
South Milwaukee
Vernon
Muskego
Franklin
Oak Creek
Wind Lake
Caledonia, Village of Caledonia
Wind Point

Park

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

FINANCIAL RESULTS

	Q4 '18	Q3 '19	Q4 '19	2018	2019
Net Interest Income	$ 139	$ 151	**$ 148**	$ 517	**$ 588**
Loan Loss Provision	10	12	**10**	48	**44**
Noninterest Income	36	43	**47**	144	**163**
Noninterest Expense	111	108	**117**	416	**441**
Income before Income Taxes	54	74	**68**	197	**266**
Income Tax Expense	13	18	**16**	39	**66**
Net Income	$ 41	$ 56	**$ 52**	$ 158	**$ 200**
EPS	$ 0.39	$ 0.49	**$ 0.47**	$ 1.52	**$ 1.82**
EPS, Adjusted[1]	$ 0.48	$ 0.52	**$ 0.51**	$ 1.67	**$ 1.98**
ROATCE[2]	13.4%	15.4%	**14.4%**	13.9%	**14.5%**
ROATCE, Adjusted[1][2]	16.4%	16.1%	**15.5%**	15.1%	**15.7%**
Efficiency Ratio[1]	55%	54%	**56%**	58%	**55%**

Highlights

Prior Quarter Comparisons

- EPS of $0.47, down 4% from Q3 '19 and up 21% from Q4 '18
  - EPS, adjusted[1] down 2% from Q3 '19 and up 6% from Q4 '18
- NII down 2% from Q3 '19, primarily due to interest rates, up 7% from Q4 '18
- Noninterest income up 8% and 28% from Q3 '19 and Q4 '18, respectively
- Efficiency ratio[1] of 56%, compared to 54% in Q3 '19 and 55% in Q4 '18, reflective of quarterly fluctuations

Prior Year Comparison

- EPS up 20% from 2018
  - EPS, adjusted[1] up 19% from 2018
- ROATCE, adjusted[1] of 15.7% up 4% from 2018
- NII and noninterest income growth of 14% and 13%, respectively
- Lowered efficiency ratio[1] to 55% from 58% in 2018

Dollars in millions, except per share data

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

FORWARD-LOOKING STATEMENTS

This presentation, as well as any oral statements made by or on behalf of First Midwest, may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "outlook," "predict," "project," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements speak only as of the date made, and First Midwest undertakes no obligation to update any forward-looking statements.

Forward-looking statements may be deemed to include, among other things, statements relating to First Midwest's future financial performance, including the related outlook for 2020, the performance of First Midwest's loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, including the impact of certain actions and initiatives, First Midwest's Delivering Excellence initiative, including costs and benefits associated therewith and the timing thereof, anticipated trends in First Midwest's business, regulatory developments, the impact of federal income tax reform legislation, acquisition transactions, including First Midwest's proposed acquisition of Bankmanagers, estimated synergies, cost savings and financial benefits of announced and completed transactions, and growth strategies, including possible future acquisitions.These statements are subject to certain risks, uncertainties and assumptions, including those discussed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2018, and in First Midwest's subsequent filings made with the SEC.These risks and uncertainties are not exhaustive, and other sections of these reports describe additional factors that could adversely impact First Midwest's business and financial performance.

Note: See the accompanying "Glossary of Terms" slide for definitions of certain terms used.

APPENDIX

NON-GAAP FINANCIAL INFORMATION

The Company's accounting and reporting policies conform to U.S.GAAP and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include EPS, adjusted, the efficiency ratio, adjusted, tax-equivalent NII (including its individual components), tax-equivalent NIM, tax-equivalent NIM, adjusted, loan yield, excluding accretion, noninterest expense, adjusted,TCE to tangible assets,TCE to RWA, ROATCE, and ROATCE adjusted.

The Company presents EPS, the efficiency ratio, and ROATCE, all adjusted for certain significant transactions.These transactions include acquisition and integration related expenses associated with completed and pending acquisitions (all periods presented), Delivering Excellence implementation costs (all periods presented), and certain income tax benefits (full year 2018). In addition, the calculation of the efficiency ratio is adjusted for net OREO expense. Management believes excluding these transactions from EPS, the efficiency ratio, and ROATCE may be useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding acquisition and integration related expenses from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics may enhance comparability for peer comparison purposes.

The Company presents noninterest expense, adjusted, which excludes Delivering Excellence implementation costs and A&I related expenses. Management believes that excluding these items from noninterest expense may be useful in assessing the Company's underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes.

The tax-equivalent adjustment to NII and NIM recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. In addition, management believes that presenting tax-equivalent net interest margin, adjusted, and loan yield, excluding accretion, may enhance comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate based on the size of each acquisition, as well as from period to period.

In management's view, TCE measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.

Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations for details on the calculation of these measures to the extent presented herein.

Note: See the accompanying "Glossary of Terms" slide for definitions of certain terms used.

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended			Years Ended	
	December 31, 2018	September 30, 2019	December 31, 2019	December 31, 2018	December 31, 2019
Earnings Per Share					
Net income	$ 41,408	$ 54,545	$ 52,121	$ 157,870	$ 199,738
Net income applicable to non-vested restricted shares	(320)	(465)	(424)	(1,312)	(1,681)
Net income applicable to common shares	41,088	54,080	51,697	156,558	198,057
Adjustments to net income:					
A&I related expenses	9,553	3,397	5,258	9,613	21,860
Tax effect of A&I related expenses	(2,388)	(849)	(1,315)	(2,403)	(5,466)
Delivering Excellence implementation costs	3,159	234	223	20,413	1,157
Tax effect of Delivering Excellence implementation costs	(790)	(59)	(56)	(5,104)	(291)
Income tax benefits[9]	—	—	—	(7,798)	—
Total adjustments to net income	9,534	2,723	4,110	14,721	17,260
Net income applicable to common shares, adjusted(	$ 50,622	$ 56,803	$ 55,807	$ 171,279	$ 215,317
Weighted-average diluted common shares outstanding	105,116	109,662	109,578	102,854	108,584
Diluted EPS	$ 0.39	$ 0.49	$ 0.47	$ 1.52	$ 1.82
Diluted EPS, adjusted[10]	$ 0.48	$ 0.52	$ 0.51	$ 1.67	$ 1.98
Return on Average Tangible Common Equity					
Net income applicable to common shares	$ 41,088	$ 54,080	$ 51,697	$ 156,558	$ 198,057
Intangibles amortization	2,077	2,750	2,744	7,444	10,481
Tax effect of intangibles amortization	(519)	(688)	(686)	(1,919)	(2,621)
Total adjustments to net income[10]	9,534	2,723	4,110	14,721	17,260
Net income applicable to common shares, excluding intangibles amortization, adjusted[10]	$ 52,180	$ 58,865	$ 57,865	$ 176,804	$ 223,177
Average stockholders' equity	$ 2,015,217	$ 2,327,279	$ 2,359,197	$ 1,922,527	$ 2,267,353
Less: average intangible assets	(754,495)	(877,069)	(874,829)	(753,588)	(847,171)
Average TCE	$ 1,260,722	$ 1,450,210	$ 1,484,368	$ 1,168,939	$ 1,420,182
ROATCE, adjusted[2][10]	16.42%	16.10%	15.47%	15.13%	15.71%

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended			Years Ended	
	December 31, 2018	September 30, 2019	December 31, 2019	December 31, 2018	December 31, 2019
Efficiency Ratio Calculation					
Noninterest expense	$ 110,828	$ 108,395	$ 116,748	$ 416,303	$ 441,395
Less:					
Net OREO expense	(763)	(381)	(1,080)	(1,162)	(2,436)
A&I related expenses	(9,553)	(3,397)	(5,258)	(9,613)	(21,860)
Delivering Excellence implementation costs	(3,159)	(234)	(223)	(20,413)	(1,157)
Total	$ 97,353	$ 104,383	$ 110,187	$ 385,115	$ 415,942
Tax-equivalent NII[2][11]	$ 139,755	$ 152,019	$ 149,711	$ 520,896	$ 593,354
Noninterest income	36,462	42,951	46,496	144,592	162,879
Net securities losses	—	—	42	—	42
Total	$ 176,217	$ 194,970	$ 196,249	$ 665,488	$ 756,275
Efficiency ratio	55.25%	53.54%	56.15%	57.87%	55.00%
Tax-Equivalent NII / NIM					
NII	$ 138,629	$ 150,787	$ 148,359	$ 516,622	$ 588,482
Tax-equivalent adjustment	1,126	1,232	1,352	4,274	4,872
Tax-equivalent NII[2][11]	139,755	152,019	149,711	520,896	593,354
Less: accretion	(5,426)	(9,244)	(9,657)	(19,548)	(35,578)
Tax-equivalent NII, adjusted	$ 134,329	$ 142,775	$ 140,054	$ 501,348	$ 557,776
Average interest-earning assets	$ 13,998,008	$ 15,800,915	$ 15,969,287	$ 13,354,639	$ 15,196,376
NIM[2][11]	3.96%	3.82%	3.72%	3.90%	3.90%
NIM, adjusted[2][11]	3.81%	3.59%	3.48%	3.75%	3.67%
Loan Yield					
Tax-equivalent loan interest income	$ 143,561	$ 160,756	$ 155,863	$ 526,068	$ 620,592
Less: accretion	(5,426)	(9,244)	(9,657)	(19,548)	(35,578)
Tax-equivalent loan interest income, adjusted	$ 138,135	$ 151,512	$ 146,206	$ 506,520	$ 585,014
Average loans	$ 11,408,062	$ 12,539,541	$ 12,753,436	$ 10,921,795	$ 12,197,917
Loan yield	4.99%	5.09%	4.85%	4.82%	5.09%
Loan yield, excluding accretion	4.80%	4.79%	4.55%	4.64%	4.80%

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended			Years Ended	
	December 31, 2018	September 30, 2019	December 31, 2019	December 31, 2018	December 31, 2019
Risk-Based Capital Data					
Common stock	$ 1,157	$ 1,204	$ 1,204	$ 1,157	$ 1,204
Additional paid-in capital	1,114,580	1,208,030	1,211,274	1,114,580	1,211,274
Retained earnings	1,192,767	1,343,895	1,380,612	1,192,767	1,380,612
Treasury stock, at cost	(200,994)	(220,268)	(220,343)	(200,994)	(220,343)
Goodwill and other intangible assets, net of deferred tax liabilities	(790,744)	(876,219)	(875,262)	(790,744)	(875,262)
Disallowed DTAs	(1,334)	(1,688)	(1,437)	(1,334)	(1,437)
CET1 capital	1,315,432	1,454,954	1,496,048	1,315,432	1,496,048
Other disallowed DTAs	(334)	—	—	(334)	—
Tier 1 capital	1,315,098	1,454,954	1,496,048	1,315,098	1,496,048
Tier 2 capital	311,391	348,466	347,549	311,391	347,549
Total capital	$ 1,626,489	$ 1,803,420	$ 1,843,597	$ 1,626,489	$ 1,843,597
Risk-weighted assets	$ 12,892,180	$ 14,294,011	$ 14,225,444	$ 12,892,180	$ 14,225,444
Adjusted average assets	14,782,327	16,787,720	16,984,129	14,782,327	16,984,129
Total capital to risk-weighted assets	12.62%	12.62%	12.96%	12.62%	12.96%
Tier 1 capital to risk-weighted assets	10.20%	10.18%	10.52%	10.20%	10.52%
CET1 to risk-weighted assets	10.20%	10.18%	10.52%	10.20%	10.52%
Tier 1 capital to average assets	8.90%	8.67%	8.81%	8.90%	8.81%
Tangible Common Equity					
Stockholders' equity	$ 2,054,998	$ 2,339,599	$ 2,370,793	$ 2,054,998	$ 2,370,793
Less: goodwill and other intangible assets	(790,744)	(876,219)	(875,262)	(790,744)	(875,262)
Tangible common equity	$ 1,264,254	$ 1,463,380	$ 1,495,531	$ 1,264,254	$ 1,495,531
Total assets	$ 15,505,649	$ 18,013,454	$ 17,850,397	$ 15,505,649	$ 17,850,397
Less: goodwill and other intangible assets	(790,744)	(876,219)	(875,262)	(790,744)	(875,262)
Tangible assets	$ 14,714,905	$ 17,137,235	$ 16,975,135	$ 14,714,905	$ 16,975,135
Tangible common equity to tangible assets	8.59%	8.54%	8.81%	8.59%	8.81%

Amounts in thousands, except per share data

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

GLOSSARY OF TERMS

Allowance, ACL - Allowance for credit losses
A&I - Acquisition and integration related expenses
bn - Billion
bps - Basis points
Bridgeview - Bridgeview Bancorp, Inc.
C&I - Commercial and industrial
CECL - Current Expected Credit Losses
CET1 - Common equity Tier 1
Core Deposits - Represents demand, savings, NOW and money market deposits
CRE - Commercial real estate
DTA - Deferred tax asset
EPS - Earnings per share
FDIC - Federal Deposit Insurance Corporation
First Midwest or the Company - First Midwest Bancorp, Inc.
Foreclosed Assets - OREO and other foreclosed assets
GAAP - U.S. generally accepted accounting principles
LTM - Last twelve months
mm - Million
NCOs - Net charge-offs
NII - Net interest income
NIM - Tax-equivalent net interest margin
NOW - Negotiable order of withdrawal
NPAs - Non-performing assets
Park - Park Bank, a wholly-owned subsidiary of Bankmanagers Corp.
OREO - Other real estate owned
QTD - Quarter-to-date
ROATCE - Return on average tangible common equity
RWA - Risk-weighted assets
SEC - Securities and Exchange Commission
TBV - Tangible book value
TCE - Tangible common equity - represents common stockholders' equity less goodwill and identifiable intangible assets
YTD - Year-to-date

FOOTNOTES

(1) This financial measure includes certain adjustments. See the accompanying "Non-GAAP Financial Information" slides for detail.

(2) Annualized based on the actual number of days for each period presented.

(3) Refer to the Company's 2019 Annual Meeting Proxy Statement for a detailed list of the Company's peer group. Peer financial data as of September 30, 2019.

(4) Other noninterest income includes merchant servicing fees, capital market products income, and other service charges, commissions, and fees.

(5) The Company initiated certain actions in connection with its Delivering Excellence initiative in the second quarter of 2018, demonstrating the Company's ongoing commitment to provide service excellence to its clients and maximizing both the efficiency and scalability of its operating platform.

(6) Other noninterest expense includes advertising and promotions expense, net OREO expense, and other expenses.

(7) Based on First Midwest's 2021 analyst consensus earnings estimates on a standalone basis.

(8) "Crossover" earn back period of ~3.75 years, defined as the number of years for pro forma tangible book value per share to exceed projected standalone tangible book value per share. "Simple" earn back period of ~4.35 years, defined as dilution to tangible book value per share at close divided by EPS accretion in 2021. Calculations include expected transaction expenses.

(9) Includes certain income tax benefits related to preparing the Company's 2017 tax return.

(10) Adjustments to net income for each period presented are detailed in the EPS non-GAAP reconciliation above.

(11) Presented on a tax-equivalent basis, assuming the applicable federal income tax rate of 21%.